Exhibit 99.1

A New Chapter for VMware: Spin-Off from Dell Technologies Completed

VMware Gains Operational and Financial Flexibility while Maintaining Strategic Partnership with Dell Technologies

Company Poised to Lead in Multi-Cloud Services for All Apps, Enabling Digital Innovation with Enterprise Control

PALO ALTO, Calif. – Nov. 1, 2021 – VMware (NYSE: VMW) and Dell Technologies today announced the completion of the spin-off of VMware from Dell Technologies. The spin-off from Dell Technologies provides VMware increased freedom to execute its multi-cloud strategy, a simplified capital structure and governance model, and additional operational and financial flexibility.

The terms of the spin-off included an $11.5 billion special cash dividend (the “Special Dividend”) that resulted in a $27.40 per share dividend payment on November 1, 2021 (the “Payment Date”) to all VMware stockholders as of close of business on October 29, 2021 (the “Record Date”). The ex-dividend date will be November 2, 2021, the first trading day following the Payment Date.

“VMware’s mission is to deliver the trusted software foundation that accelerates our customers’ innovation,” said Raghu Raghuram, chief executive officer, VMware. “As a standalone company, we will continue to bring our multi-cloud strategy to life by providing our customers the power to accelerate their business and control their destiny in this new era.”

VMware and Dell will continue to partner to provide differentiated solutions for their customers. The previously announced commercial agreement between VMware and Dell preserves and enhances the go-to-market synergies jointly developed over the last several years with continued support and services for their mutual customers.

About VMware

VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit www.vmware.com/company.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements about and relating to the ex-dividend date; expected benefits of the spin-off for VMware and its customers; benefits to customers of VMware’s multi-cloud strategy; the VMware and Dell Technologies’ partnership; and the commercial agreement between VMware and Dell Technologies. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and the global and regional economies; (2) the ability of VMware to adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings; (3) the effect of the spin-off and changes in VMware’s and Dell Technologies’ commercial relationships and go-to-market and technology collaborations on VMware’s ability to maintain relationships with its customers, suppliers and on VMware’s operating results and business generally; (4) changes to VMware’s and Dell Technologies’ respective financial conditions and strategic directions that could adversely impact their commercial relationship and collaborations; (5) the continued risk of litigation and regulatory actions; (6) adverse changes in general economic or market conditions; (7) delays or reductions in consumer, government and information technology spending; (8) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the industries in which VMware competes, as well as new product and marketing initiatives by VMware’s competitors; (9) rapid technological changes in the virtualization software and cloud, end user, edge security and mobile computing and telecom industries; (10) VMware’s customers’ uncertain acceptance of emerging technologies and ability to transition to new products, platforms, services, solutions and computing strategies in the industries in which VMware competes; (11) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (12) VMware’s ability to protect its proprietary technology; (13) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (14) changes to product and service development timelines; (15) risks associated with cyber-attacks, information security and data privacy; (16) disruptions resulting from key management changes; (17) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (18) changes in VMware’s financial condition; and (19) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454